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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77248, 33-30575, 33-30815, 33-47133, 33-50201,
33-55345, 33-58193, 33-63887, 33-18329, 33-3036, 333-24337, 333-26049,
333-26151, 333-61975, 333-61979, 333-61983, 333-91879, and 333-95963) and
Form S-3 (Nos. 33-40956, 33-44295, 33-49903, 33-53821, 33-56887, 333-81299
and 333-95385) of Corning Incorporated of our report dated February 2, 2000, except for Note 18, which is as of February 14, 2000, appearing on page 24 of this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
April 6, 2000